As filed with the Securities and Exchange Commission on December 30, 1999
                                                     Registration No.  333-81829


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 5 TO

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 BIO-AQUA SYSTEMS, INC.
                 (Name of Small Business Issuer in its Charter)
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
            FLORIDA                                  ____                                65-0926223
    (State or jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
  incorporation or organization)         Classification Code Numbers)                 Identification No.)

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1900 Glades Road, Suite 351
Boca Raton, Florida 33431                            1900 Glades Road, Suite 351
(561) 416-8930                                         Boca Raton, Florida 33431
(Address and Telephone Number of      (Address of Principal Place of Business or
Principal Executive Offices)               Intended Principal Place of Business)

                                   David Mayer
                             BIO-AQUA SYSTEMS, INC.
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431
                                 (561) 416-8930
            (Name, address and telephone number of agent for service)

                                   Copies to:
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
Charles B. Pearlman, Esq.                                                         Nancy J. Van Sant, Esq.
Brian A. Pearlman, Esq.                                     Sacher, Zelman, Paul, Beiley & Van Sant, P.A.
Atlas, Pearlman, Trop & Borkson, P.A.                                     1401 Brickell Avenue, Suite 700
200 East Las Olas Boulevard, Suite 1900                                              Miami, Florida 33131
Fort Lauderdale, Florida 33301                                                   Telephone (305) 371-8797
Telephone (954) 763-1200                                                         Facsimile (305) 374-2605
Facsimile  (954) 766-7800
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Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE

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============================================ ================ =================== ==================== ===============
          Title of Each Class of                  Amount       Proposed Maximum    Proposed Maximum      Amount of
        Securities to be Registered               to be         Offering Price    Aggregate Offering    Registration
                                               Registered        per Security          Price(1)             Fee

-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Class A Common Stock                            1,380,000(2)              $5.625           $7,762,500       $2,157.98
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Warrants                                        1,380,000(3)               $.125             $172,500          $47.96
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Class A Common Stock issuable
upon exercise of the Warrants                   1,380,000(4)               $7.30          $10,074,000       $2,800.57
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Representative's Warrants                         120,000(5)              $0.001                 $120            $.02
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Class A Common Stock                              120,000(6)               $9.28           $1,113,600         $309.58
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Warrants issuable upon the exercise of the
Representative's Warrants                         120,000(7)               $.206              $24,720           $6.87
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
Class A Common Stock issuable upon the
exercise of the Representative's Warrants         120,000(8)             $12.045           $1,445,400         $401.82
-------------------------------------------- ---------------- ------------------- -------------------- ---------------
TOTAL                                                                                     $20,592,840    $5,724.81(9)
============================================ ================ =================== ==================== ===============
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(1)  Estimated solely for purposes of calculating the amount of the registration fee under Rule 457 under the Securities Act of 1933, as amended.

(2) Includes 180,000 shares of class A voting common stock issuable under the underwriter's over-allotment option.

(3) Includes 180,000 redeemable common stock purchase warrants issuable under the over-allotment option.

(4) Represents shares of class A common stock issuable upon exercise of the warrants registered together with such additional indeterminate number of shares as may be issued upon exercise of such warrants by reason of the anti-dilution provisions contained therein.

(5)  Includes 120,000 representative's purchase warrants.

(6) Represents shares of class A common stock issuable upon exercise of the representative's warrants together with such additional indeterminate number of shares of class A common stock as may be issued upon exercise of such representative's warrants by reason of the anti-dilution provisions contained therein.

(7) Represents warrants issuable upon exercise of the representative's warrants, together with such additional indeterminate number of warrants as may be issued by reason of the anti-dilution provisions contained in the registration statement.

(8) Represents shares of class A common stock issuable upon exercise of the warrants included within the representative's warrants together with such additional indeterminate number of shares of class A common stock as may be issued upon exercise of such warrants by reason of the anti-dilution provisions contained in the registration statement.

(9)  Fee has been paid.

The registrant will amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting under Section 8(a), may determine.

Item 27.  Exhibits.


Exhibit No.       Description of Exhibit
-----------       ----------------------
1.1               Form of Underwriting Agreement(2)
1.2               Form of Agreement Among Underwriters(1)
1.3               Form of Selected Dealers Agreement(1)
1.4               Lock-Up Agreement (1)
2.1               Stock Exchange Agreement between Flagship Import Export LLC and Bio-Aqua for the exchange of class B common stock of
                  Bio-Aqua for shares of Tepual S.A.(1)
2.3               Stock Purchase Agreement between Atik, S.A. and Bio-Aqua for the purchase of class B common stock (1)
2.4               Stock Purchase Agreement between Bio-Aqua and Atik, S.A. for the purchase of shares of Tepual S.A.(1)
2.5               Stock Purchase Agreement between Profeed, Inc. and Bio-Aqua for the acquisition of Profeed, Inc. and the rights to the
                  Tepual(TM) and Inual(TM) brands and trademarks(1)
3.1               Bio-Aqua's Articles of Incorporation(1)
3.1(a)            Articles of Amendment to the Articles of Incorporation of
                  Bio-Aqua(1)
3.2               Bio-Aqua's Bylaws(1)
4.1               Form of warrant agreement together with the form of warrant certificate(1)
4.2               Form of representative's warrant agreement together with the form of representative's purchase warrant certificate(1)
4.3               Form of class A common stock certificate (1)
5.1               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(1)
10.1              Stock Option Plan(1)
10.2              Association Agreement between Tepual S.A. and Centro de
                  Estudios Cientificos de Santiago and Implementation Agreement
                  (1)
10.3              Agreement between Tepual S.A., Centro de Estudios Cientificos de Santiago and R-Biopharm (1)
10.4              Agreement Between Inual S.A. and R-Biopharm (1)
10.5              Distribution Agreement between Inual S.A. and R-Biopharm (1)
10.6              License Agreement between Tepual S.A. and Biosur S.A.C. (1)
10.7              Marketing Agreement between Tepual S.A. and Biosur S.A. (1)
10.8              Commercial Agreement between Tepual S.A. and Kelor Trading
                  Ltd. (1)
10.9              Form of Bridge Loan Documents(1)
10.10             Employment Agreement between Tepual S.A. and Max Rutman(1)
10.11             Employment Agreement between Tepual S.A. and Guillermo
                  Quiroz(1)
10.12             Consulting Agreement between Bio-Aqua and David Mayer(1)
10.13             Recognition of Bank Note with Hemisphere National Bank(1)
10.14             Recognition of Bank Note with Corpbanca(1)
10.15             Recognition of Bank Note with Banco Sud Americano(1)
10.16             Recognition of Bank Note with Banco Santander(1)
10.17             Recognition of Bank Note with Banco do Brasil(1)
10.18             Lease Agreement between Bio-Aqua and Andean Financial
                  Corporation(1)
10.19             Lease Agreement between Tepual and Kaman Construcciones
                  Limitada(1)

10.20             Lease Agreement between Tepual and Don Lindor Ltda.(1)
10.21             Lease Agreement between Tepual and Centrovet Ltda.(1)
10.22             Lease Agreement between Tepual and Turteltaub(1)
21                Subsidiaries of Registrant(1)
23.1              Consent of Atlas, Pearlman, Trop & Borkson, P.A. (to be
                  included in its opinion filed as Exhibit 5.1)(1)
23.2              Consent of Spear, Safer, Harmon & Co. P.C.(1)
27                Financial Data Schedule(1)
99.3              U.S. Patent Application for PSP Red Tide Detection Kit(1)
99.4              U.S. Patent Application for Red Tide Cleansing System(1)
99.5              Consent of Guillermo Quiroz(1)
99.6              Consent of Nestor Lagos(1)
99.7              Consent of Sergio Vivanco(1)
99.8              Consent of Robert Shuey (2)


--------------------
(1)      Previously filed
(2)      Filed herein

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this 30th day of December, 1999.

                             Bio-Aqua Systems, Inc.

                             By: /s/ Max Rutman
                                 ----------------------------------------
                                 President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.

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     Signatures                         Title                                Date

/s/ Max Rutman                      President and Chief                December 30, 1999
    --------------------            Executive Officer and
    Max Rutman                      Director (Principal
                                    Executive Officer)

/s/ Guillermo Quiroz                Chief Financial Officer            December 30, 1999
    -------------------             (Principal Financial and
    Guillermo Quiroz                Accounting Officer)


/s/ David Mayer                      Director                          December 30, 1999
    -------------------
    David Mayer

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